As filed with the Securities and Exchange Commission on September 24, 2002

Registration No. 33-58317
33-58317-01
33-58317-02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN GENERAL CORPORATION AMERICAN GENERAL DELAWARE, L.L.C. AMERICAN GENERAL CAPITAL, L.L.C. (Exact name of registrant as specified in its charter)	Texas Delaware Delaware (State or other jurisdiction of incorporation or organization)	74-0483432 51-0366269 51-0366270 (I.R.S. Employer Identification No.)

2929 Allen Parkway
Houston, Texas 77019-2155
(713) 522-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen E. Shannon
Vice President, Secretary and Deputy General Counsel
American International Group, Inc.
70 Pine Street
New York, New York 10270
(212) 770-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

          Approximate date of commencement of proposed sale to the public: Not applicable.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [_]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [_]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [_]

DEREGISTRATION OF UNSOLD SECURITIES

               American General Corporation, American General Delaware, L.L.C. and American General Capital, L.L.C. hereby remove from registration all securities registered under the Registration Statement on Form S-3 (Registration Nos. 33-58317, 33-58317-01, and 33-58317-02) that remain unsold.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, American General Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on September 24, 2002.

American General Corporation (Registrant)
By:	/s/ PAMELA J. PENNY

	Name: Title:	Pamela J. Penny Senior Vice President and Controller

               Pursuant to the requirements of the Securities Act of 1933, American General Delaware, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on September 24, 2002.

American General Delaware, L.L.C. (Registrant)
By:	American General Corporation, As Manager
By:	/s/ PAMELA J. PENNY

	Name: Title:	Pamela J. Penny Senior Vice President and Controller

               Pursuant to the requirements of the Securities Act of 1933, American General Capital, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on September 24, 2002.

American General Capital, L.L.C. (Registrant)
By:	American General Corporation, As Manager
By:	/s/ PAMELA J. PENNY

	Name: Title:	Pamela J. Penny Senior Vice President and Controller

               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities with American General Corporation indicated and on the dates indicated.

Signature	Title	Date
/s/ MAURICE R. GREENBERG Maurice R. Greenberg	Chairman (Principal Executive Officer)	September 24, 2002
/s/ PAMELA J. PENNY Pamela J. Penny	Senior Vice President and Controller (Principal Financial Officer and Principal Accounting Officer)	September 24, 2002
/s/ JEFFREY J. HURD Jeffrey J. Hurd	Director	September 24, 2002
/s/ ERNEST T. PATRIKIS Ernest T. Patrikis	Director	September 24, 2002
Signature	Title	Date
/s/ KATHLEEN E. SHANNON Kathleen E. Shannon	Director	September 24, 2002